UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 29, 2011 (Date of earliest event reported)
PennantPark Floating Rate Capital Ltd. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00891 (Commission File Number)	27-3794690 (IRS Employer Identification Number)

590 Madison Avenue, 15th Floor, New York, NY (Address of principal executive offices)		10022 (Zip Code)
212-905-1000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2011, PennantPark Floating Rate Capital Ltd. (the “Company”) has established an initial $100 million senior secured revolving credit facility (the "Credit Facility") through PennantPark Floating Rate Funding I, LLC (“Funding I”), as borrower and a wholly owned subsidiary of the Company, with SunTrust Robinson Humphrey, Inc. ("STRH") acting as administrative agent and through Three Pillars Funding LLC, an asset-backed commercial paper conduit administered by STRH.

Under the Credit Facility, the lender agreed to extend credit to Funding I in an initial aggregate principal amount of $100 million and contains an accordion feature whereby the Credit Facility can be expanded to $600 million. The Credit Facility is a five-year facility with a maturity date of June 23, 2016. During the Credit Facility's first three years, the revolving period, it bears interest at the London Interbank Offered Rate ("LIBOR") plus 225 basis points, and after the revolving period, the rate sets to LIBOR plus 425 basis points for the remaining two years. The Credit Facility is secured by all of the assets held by Funding I. Both the Company and Funding I have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowing under the Credit Facility is subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The Company plans to transfer certain loans and debt securities it has originated or acquired from time to time to Funding I through a Purchase and Contribution Agreement (the “Purchase and Contribution Agreement”) and may cause Funding I to originate or acquire loans in the future, consistent with the Company's investment objectives.

PennantPark Investment Advisers, LLC, the Company's investment adviser, will serve as collateral manager to Funding I under the Credit Facility. PennantPark Investment Advisers, LLC has irrevocably directed that all management fees owing with respect to such services are to be paid to the Company so long as PennantPark Investment Advisers, LLC remains the collateral manager.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to copies of the form of Credit Agreement and form of Purchase and Contribution Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

On June 29, 2011, the Company issued a press release announcing its entry into the Credit Facility, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
10.1     Revolving Credit and Security Agreement, dated as of June 23, 2011, among PennantPark Floating Rate Funding I, LLC, as the borrower, PennantPark Investment Advisers, LLC, as the collateral manager, the lenders from time to time party thereto, SunTrust Robinson Humphrey, Inc., as administrative agent, U.S. Bank National Association, as collateral agent, U.S. Bank National Association, as backup collateral manager, and U.S. Bank National Association, as custodian.
10.2     Purchase and Contribution Agreement, dated as of June 23, 2011, among PennantPark Floating Rate Capital Ltd., as the seller, and PennantPark Floating Rate Funding I, LLC, as the buyer.
99.1     Press Release of PennantPark Floating Rate Capital Ltd. dated June 29, 2011.
SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2011	PennantPark Floating Rate Capital Ltd. By: /s/ Aviv Efrat Aviv Efrat Chief Financial Officer & Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of PennantPark Floating Rate Capital Ltd. dated June 29, 2011